UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 4, 2004


                         COMMISSION FILE NUMBER 0-16240

                            JB OXFORD HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

UTAH                                                             95-4099866
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization                            Identification No.)

9665 Wilshire Blvd., Suite 300  Beverly Hills, California         90212
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code           (310) 777-8888

ITEM 12.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On June 7, 2004, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing that Ameritrade, Inc., a subsidiary of Ameritrade Holding Corporation, had signed a definitive agreement to purchase the online retail accounts of JB Oxford & Company, a subsidiary of the Registrant.

      The purchase price will not exceed $26 million and is subject to adjustment based upon the number of accounts actually transferred at the closing. The transaction is expected to close within the third quarter, is subject to regulatory approval and approval of the Registrant's shareholders. Third Capital Partners, LLC has agreed to convert its holdings of convertible notes of the Registrant with an aggregate principal amount of approximately $5.4 million into approximately 2 million shares of the Registrant's common stock, representing approximately 52% of the Registrant's total shares, on a fully-diluted basis, and has agreed to vote such shares in favor of the approval of the transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Businesses Acquired.
            None

      (b)   Pro Forma Financial Information.
            None

      (c)   Exhibits.

Exhibit
Number              Exhibit Description
------              -------------------
    99.1      Press Release of the Registrant dated June 7, 2004.
    99.2 Asset Purchase Agreement by and among Ameritrade, Inc., JB Oxford & Company and JB Oxford Holdings, Inc. dated June 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

JB OXFORD HOLDINGS, INC.

By: /s/ Michael J. Chiodo
---------------------------
Michael J. Chiodo, CFO

Dated: June 15, 2004